UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2017

HUBBELL INCORPORATED

(Exact name of registrant as specified in its charter)

CONNECTICUT	1-2958	06-0397030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Waterview Drive Shelton, Connecticut		06484
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (475) 882-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Hubbell Incorporated (the “Company”) on August 3, 2017, on such date the Company completed a public offering of $300 million aggregate principal amount of its 3.150% Senior Notes due 2027 (the “New Notes”) and a notice of redemption was given to holders of the Company’s 5.95% Senior Notes due 2018 (the “Redeemed Notes”) issued by the Company under the Indenture, dated as of September 15, 1995 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. (successor as trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank))), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of June 2, 2008 (the “First Supplemental Indenture,” and the Base Indenture as heretofore supplemented and as supplemented by the First Supplemental Indenture, the “Indenture”), between the Company and the Trustee. On September 2, 2017, the Company applied the net proceeds from the issuance of the New Notes to redeem all of its $300 million of outstanding Redeemed Notes in accordance with the optional redemption provisions contained in the Indenture.

Item 8.01.	Other Events.

In connection with the financing activities described in Item 1.02 of this Current Report on Form 8-K, the Company expects to recognize a loss on the early extinguishment of the Redeemed Notes of approximately $6 million on an after-tax basis, or approximately $0.11 per diluted share, in the third quarter of 2017. The Company expects annualized interest savings to be approximately $5 million on an after-tax basis as a result of the financing activities described in Item 1.02 of this Current Report on Form 8-K, of which approximately $1 million is expected to be realized in the fourth quarter of 2017.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. These include statements about the Company’s expectations regarding manufacturing efficiency, expected capital resources, expenses, employer contributions, liquidity, financial performance, pension funding and results of operations and are based on our reasonable current expectations. In addition, all statements regarding restructuring plans and expected associated costs and benefits, expected future financial performance, expected outcome of legal proceedings, or improvement in operating results, anticipated changes in tax rates, anticipated market conditions, potential future acquisitions, enhancement of shareholder value, and productivity initiatives are forward looking. Forward-looking statements may be identified by the use of words, such as “believe”, “expect”, “anticipate”, “intend”, “depend”, “should”, “plan”, “estimated”, “predict”, “could”, “may”, “subject to”, “continues”, “growing”, “prospective”, “forecast”, “projected”, “purport”, “might”, “if”, “contemplate”, “potential”, “pending,” “target”, “goals”, “scheduled”, “will likely be” and similar words and phrases. Discussions of strategies, plans or intentions often contain forward-looking statements. Such forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include: achieving sales levels to fulfill revenue expectations; unexpected costs or charges, certain of which may be outside the control of the Company; restructuring actions; general economic and business conditions; foreign exchange rates; and competition. Important factors, among others, that could cause the Company’s actual results and future actions to differ materially from those described in forward-looking statements are described in the Company’s filings with the SEC, including without limitation the “Business”, “Risk Factors”, and “Quantitative and Qualitative Disclosures about Market Risk” Sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and any subsequently filed Quarterly Report on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2017

HUBBELL INCORPORATED

By:	/s/An-Ping Hsieh
Name:	An-Ping Hsieh
Title:	Senior Vice President, General Counsel and Secretary

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